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                                                                   Exhibit 99(a)


               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)



                                                                      Additions
                                                            -------------------------------
                                                               Charged
                                              Balance at       to Cost         Charged                      Balance at
                                              Beginning          And           to Other                          End
              Classification                   of Year         Expenses        Accounts     Deductions         of Year
----------------------------------------------------------- --------------- --------------- --------------- ---------------

Year Ended December 31, 1999:
    Reserve for Capacity
      Rationalization                            $  9.5          $  --          $  --           $  2.1          $  7.4
    Allowance for Doubtful Accounts                 2.2             --             --               --             2.2
    Other                                           4.1             --             --               .2             3.9

Year Ended December 31, 1998:
    Reserve for Capacity
      Rationalization                           $  19.9          $  --          $  --          $  10.4          $  9.5
    Allowance for Doubtful Accounts                 1.0            1.2             --               --             2.2
    Other                                           7.4             --             --              3.3             4.1

Year Ended December 31, 1997:
    Reserve for Capacity
      Rationalization                           $  33.7         $  4.2          $  --          $  18.0         $  19.9
    Allowance for Doubtful Accounts                 1.1             --             --               .1             1.0
    Other                                           8.3             .1             --              1.0             7.4


Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1999, 1998 and 1997.



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